STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

MORTGAGE PASS-THROUGH CERTIFICATES

UNDERWRITING AGREEMENT

February 26, 2007

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Dear Ladies and Gentlemen:

1. Introduction.  Structured Asset Mortgage Investments II Inc., a Delaware corporation (the “Depositor”), from time to time proposes to issue and sell Mortgage Pass-Through Certificates (“Certificates”) in various series (each a “Series”), and, within each Series, in various classes, in one or more offerings on terms determined at the time of sale. The Certificates of each series will be issued pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, as depositor, EMC Mortgage Corporation, as Seller and certain instances, as company, one or more master servicers, a third-party trustee (the “Trustee”) and, in certain instances, a securities administrator (the “Securities Administrator”). Upon issuance, the Certificates of each series will evidence undivided interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) established for such series containing mortgages or, in the event the Trust Fund, or a portion thereof, constitutes a real estate mortgage investment conduit (“REMIC”), the Trust Fund may contain interests issued by a trust which will contain mortgages, all as described in the Prospectus (as defined below). Terms not defined herein which are defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

Whenever the Depositor determines to make an offering of a Series of Certificates (an “Offering”) through you or an underwriting syndicate managed or co-managed by you, it will offer to enter into an agreement (“Terms Agreement”) providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other co-managers and underwriters, if any, which have been selected by you and have authorized you to enter into such Terms Agreement and other related documentation on their behalf (collectively, the “Underwriters,” which term shall include you whether acting alone in the sale of Certificates or as a co-manager or as a member of an underwriting syndicate). The Terms Agreement relating to each Offering shall specify the principal amount of Certificates to be issued and their terms not otherwise specified in the Pooling and Servicing Agreement, the price at which the Certificates are to be purchased by each of the Underwriters from the Depositor and the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Depositor. Each Offering governed by this Agreement, as supplemented by the applicable Terms Agreement, shall inure to the benefit of and be binding upon the Depositor and each of the Underwriters participating in the Offering of such Certificates.

The Depositor hereby agrees with the Underwriters as follows:

2. Representations and Warranties of the Depositor.  The Depositor represents and warrants to you as of the date hereof, and to each Underwriter named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

(a) A registration statement on Form S-3, including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), have been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement as amended has become effective. Such registration statement as amended and the prospectus relating to the sale of Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission (the “Rules and Regulations”) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the date of the Prospectus Supplement, are respectively referred to herein as the “Registration Statement” and the “Prospectus”; provided, however, that a supplement to the Prospectus (a “Prospectus Supplement”) prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the Offering of the Series of Certificates to which it relates. The conditions of Rule 415 under the Act have been satisfied with respect to the Depositor and the Registration Statement. The Depositor further proposes to prepare, after the final terms of all classes of  the Certificates have been established, either a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section or an Iterative Information Package (such Free Writing Prospectus, together with the Basic Prospectus, or any Iterative Information Package, the “Definitive Free Writing Prospectus”).  The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).  An “Iterative Information Package” shall mean with respect to any class of Certificates, collectively the following documents:  (i) one or more term sheets or other Written Communications, providing information about that class of Certificates and the structure and other cash flow characteristics thereof, information regarding the payment priority of such certificates, the basic terms of any credit enhancements, including any subordination, as known at the time of such term sheet, factual information about the Mortgage Loans (other than any Underwriter Derived Information) as known at the time of such term sheet, information regarding the parties to the transaction as known at the time of such term sheet, and the tax, ERISA and SMMEA characteristics of that class of Certificates as known at the time of such term sheet, (ii) a term sheet supplement, containing relevant risk factors and additional information similar to the information in the Prospectus Supplement to the extent known at the time of such term sheet supplement, and (iii) the Prospectus, which may be provided by a link to a website.  Each of the items described in (i) and (ii) in the preceding sentence shall constitute a Free Writing Prospectus.

(b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus and any static pool information provided by the Depositor pursuant to Regulation AB Item 1105(a), (b) and (c), but deemed excluded from the Registration Statement and the Prospectus pursuant to Regulation AB Item 1105(d), conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Prospectus and any static pool information provided by the Depositor pursuant to Regulation AB Item 1105(a), (b) and (c), but deemed excluded from the Registration Statement and the Prospectus pursuant to Regulation AB Item 1105(d), will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to any information contained in or omitted from the portions of the Prospectus set forth under the caption “Method of Distribution” relating to the Certificates and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act (the “Underwriter Information”). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Depositor whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Depositor which are material, other than those in the ordinary course of business.

(d) The Depositor is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

(e) This Agreement has been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly executed and delivered by the Depositor and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Depositor in accordance with its terms, subject, as to the enforceability of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

(f) At the applicable Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Depositor and will be a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

(g) The issuance of the Certificates has been duly authorized by the Depositor and, when such Certificates are executed and authenticated in accordance with the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement, such Certificates will be validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement. The Certificates are in all material respects in the form contemplated by the Pooling and Servicing Agreement.

(h) Neither the Depositor nor the Trust Fund is or, as a result of the offer and sale of the Certificates as contemplated in this Agreement will become, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or an “affiliated person” of any such “investment company” that is registered or is required to be registered under the Investment Company Act (or an “affiliated person” of any such “affiliated person”), as such terms are defined in the Investment Company Act.

(i) The representations and warranties made by the Depositor in the Pooling and Servicing Agreement and made in any Officer’s Certificate of the Depositor delivered pursuant to the Pooling and Servicing Agreement will be true and correct at the time made and on the Closing Date.

3. Purchase, Sale and Delivery of Certificates.  Delivery of and payment for the Certificates shall be made at your office or at such other location as you shall make known at such time as shall be specified in the applicable Terms Agreement, each such time being herein referred to as a “Closing Date.” Delivery of the Certificates shall be made by the Depositor to each Underwriter against payment of the purchase price specified in the applicable Terms Agreement in Federal Funds by wire or check. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the applicable Closing Date.

4. Offering by Underwriters.  It is understood that each Underwriter proposes to offer the Certificates for sale to the public as set forth in the Prospectus.

(a) It is understood that each Underwriter proposes to offer and/or solicit offers for the Certificates to be purchased by it for sale to the public as set forth in the Prospectus and each Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations.  Prior to the date hereof, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan.

(b) It is understood that each Underwriter will solicit offers to purchase the Certificates as follows:

(1) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided that, you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of the Definitive Free Writing Prospectus.

(2) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any  contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

“Written Communication” has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

(3) Any Free Writing Prospectus relating to the Certificates and used by an Underwriter in connection with marketing the Certificates, including the  Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

The Certificates referred to in these materials are being sold when, as and if issued.  You are advised that Certificates may not be issued that have the characteristics described in these materials.  Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If  for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

(c)  It is understood that you will not enter into a Contract of Sale with any investor until the Definitive Free Writing Prospectus has been conveyed to the investor.  For purposes of this Agreement, “Contract of Sale” shall have the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159.  The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

(d) It is understood that each Underwriter may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

(1) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

(2) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

(3) For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations.  “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit C hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor.  “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter.  “Permitted Additional Materials” shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(d)(12)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Depositor has provided written consent to the Underwriter to include in a Free Writing Prospectus.  As used herein with respect to any Free Writing Prospectus, “Pool Information” shall mean the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

(4) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

“THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV AT “HTTPS://WWW.BEARSTEARNS.COM/PROSPECTUS/SAMI”, OR AT UNDERWRITER WEBSITE.ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204 OR VIA E-MAIL AT _________________________.

The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Underwriter (which shall not be unreasonably withheld).

(5) Each Underwriter shall deliver to the Depositor and its counsel (in such format as required by the Depositor) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by that Underwriter that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered.  No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials.  To facilitate filing to the extent required by Section 5(b) or 4(f), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information.  All Free Writing Prospectuses described in this subsection (5) must be approved by the Depositor before the Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement.  Notwithstanding the foregoing, the Underwriter shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Depositor.

(6)  Bear, Stearns & Co. shall provide the Depositor with a letter from Deloitte & Touche LLP, certified public accountants, prior to the Closing Date, with respect to any Free Writing Prospectus provided by that Underwriter to the Depositor under Section 4(d)(5), satisfactory in form and substance to the Depositor and their counsel and the Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor and the Underwriter, as a result of which they determined that all accounting, financial or statistical information that is included in such Free Writing Prospectus, is accurate except as to such matters that are not deemed by the Depositor and the Underwriter to be material.  The foregoing letter shall be at the expense of the respective Underwriter.

(7)  None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

(8)  The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 5(b) below.  In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of that Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

(9) If any Underwriter does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (5) above, that Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

(10) In the event of any delay in the delivery by the Underwriter to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (5) above, or in the delivery of the accountant’s comfort letter in respect thereof pursuant to subsection (6) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(b) to file the Free Writing Prospectuses by the time specified therein.

(11) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates.  In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission.

(12) It is understood and agreed that all information provided by any Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information.  In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(d)(5).

(e)  Each Underwriter covenants with the Depositor that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

(f)  Each Underwriter shall file any Free Writing Prospectus that has been distributed by that Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use; provided that, if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of (i) two business days after the Underwriter first provides this information to investors and (ii) the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(5) of the 1933 Act Regulations; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g) Each Underwriter further agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4(h) ; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in  .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in  .pdf format.  Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in  .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in .pdf format, except to the extent that the Depositor, in its sole discretion, waives such requirements.

5. Covenants of the Depositor.  The Depositor covenants and agrees with you and the several Underwriters participating in the Offering of any Series of Certificates that:

(a) In connection with the execution of each Terms Agreement, the Depositor will prepare a Prospectus Supplement to be filed under the Act setting forth the principal amount of Certificates covered thereby and their terms not otherwise specified in the Prospectus, the price at which the Certificates are to be purchased by the several Underwriters from the Depositor, either the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Depositor deem appropriate in connection with the offering of the Certificates, but the Depositor will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, and you shall not have objected thereto promptly after receipt thereof. The Depositor will advise you or your counsel promptly (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)  The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by each Underwriter under Section 4(d)(5), not later than the date of first use of the Free Writing Prospectus, except that:

(1)  As to any Free Writing Prospectus or portion thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Depositor within two days of the later of (i) the date such final terms have been established for all classes of Certificates being publicly offered and (ii) the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

(2)  Notwithstanding clause (1) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of (i) two business days after the Underwriter first provides this information to investors and (ii) the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(5) of the Act;

provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(c) If at any time when a Prospectus relating to the Certificates is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Depositor promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d)  If the Depositor or any Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Depositor or that Underwriter may prepare corrective information with notice to the other party and any other Underwriters, and the Underwriter dealing with that investor shall deliver such information in a manner reasonably acceptable to that Underwriter and the Depositor, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(1)  Adequate disclosure of the contractual arrangement;

(2)  Adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(3)  Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(4)  A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

To the extent that the Underwriter incurs any costs to the investor in connection with any such termination or reformation of a Contract of Sale, the Depositor shall reimburse the Underwriter for such costs to the extent that the defective information was of a type that the Depositor is responsible for under Section 7(a).

(e) With respect to each Series of Certificates, the Depositor will make generally available to the holders of the Certificates and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the date of the Terms Agreement in respect of such series of Certificates, which will satisfy the provisions of Section 11 (a) of the Act with respect to the Certificates.

(f) The Depositor will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request; provided, however, that you will provide the notice specified in Section 4(h) in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

(g) The Depositor will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process.

(h) The Depositor will pay all expenses incidental to the performance of its obligations under this Agreement and any Terms Agreement and will reimburse each Underwriter for any expenses (including fees and disbursements of counsel and accountants) incurred by them in connection with qualification of the Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing the prospectus to the Underwriters.

(i) During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Depositor will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Depositor with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(j) So long as the Certificates of a Series shall be outstanding, the Depositor will deliver to you the annual statement of compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statements are furnished to the Trustee.

(k) The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of, the Depositor or any other person.  Additionally, neither Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto.

6. Conditions to the Obligations of the Underwriter.  The several obligations of each Underwriter named in any Terms Agreement to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the applicable Terms Agreement and the applicable Closing Date, to the accuracy of the statements made in any officers’ certificates (each an “Officer’s Certificate”) pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a) At the time the applicable Terms Agreement is executed, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, stating in effect that using the assumptions and methodology used by the Depositor, all of which shall be described in such letter or the Prospectus Supplement, they have recalculated such numbers, percentages and weighted average lives set forth in the Prospectus Supplement as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus Supplement, and found each such number, percentage, and weighted average life set forth in the Prospectus Supplement to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more master servicers, such letter or letters shall also relate to such information.

(b) At the Closing Date, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, relating to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and the characteristics of the mortgage loans, as presented in the Prospectus Supplement or the Form 8-K relating thereto, or if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or any of its affiliates the effect of which, in any case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Depositor under the Act and the Exchange Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

(d) Unless otherwise specified in any applicable Terms Agreement for a Series, the Certificates shall be rated in one of the four highest grades by one or more nationally recognized statistical rating agencies specified in said Terms Agreement.

(e) You shall have received the opinion of counsel for the Depositor, dated the applicable Closing Date, substantially to the effect set forth in Exhibit B attached hereto.

(f) Each opinion also shall relate to such other matters as may be specified in the related Terms Agreement or as to which you reasonably may request. In rendering any such opinion, counsel for the Depositor may rely on certificates of responsible officers of the Depositor, the Trustee, and public officials or, as to matters of law other than New York or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you), provided that, in cases of opinions of other counsel, counsel for the Depositor shall include in its opinion a statement of its belief that both it and you are justified in relying on such opinions.

(g) You shall have received from counsel for the Depositor a letter, dated as of the Closing Date, stating that you may rely on the opinions delivered by such firm under the Pooling and Servicing Agreement and to the rating agency or agencies rating the Certificates as if such opinions were addressed directly to you (copies of which opinions shall be delivered to you).

(h) You shall have received from counsel for the Underwriters, if such counsel is different from counsel to the Depositor, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Depositor shall have furnished to such counsel such documents as they may have requested from it for the purpose of enabling them to pass upon such matters.

(i) You shall have received Officer’s Certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Depositor in this Agreement are true and correct; that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Depositor; that except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Depositor or the transactions contemplated by this Agreement; and that attached thereto are true and correct copies of a letter or letters from the one or more nationally recognized statistical rating agencies specified in the applicable Terms Agreement confirming that, unless otherwise specified in said Terms Agreement, the Certificates have been rated in one of the four highest grades by each of such agencies and that such rating has not been lowered since the date of such letter.

The Depositor will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to a particular Offering when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement (with respect to the related Offering) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offering) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or telegraph confirmed in writing.

7. Indemnification.

(a) The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Series of Certificates (the “Applicable Registration Statement”) as it became effective or in any amendment or supplement thereof, or in the Applicable Registration Statement or the related Prospectus, or in any amendment thereof, or in any static pool information provided by the Depositor pursuant to Regulation AB Item 1105(a), (b) and (c), but deemed excluded from the Registration Statement and the Prospectus pursuant to Regulation AB Item 1105(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon any information with respect to which any Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b).

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Depositor, each of the directors of the Depositor, each of the officers of the Depositor who shall have signed the Applicable Registration Statement, and each other person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) the Underwriter Information, (ii) any Underwriter Derived Information prepared or used by that Underwriter, (iii) any Free Writing Prospectus prepared or used by that Underwriter for which the conditions set forth in Section 4(d)(5) above are not satisfied with respect to the prior approval by the Depositor, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by that Underwriter not constituting Issuer Information, (v) and any liability directly resulting from that Underwriter’s failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by that Underwriter in accordance with Section 4(f); provided, however, that the indemnification set forth in this 7(b) shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information.  This indemnity will be in addition to any liability which each Underwriter may otherwise have. The Depositor acknowledges that, unless otherwise set forth in the applicable Terms Agreement, the Underwriters’ Information included in the Prospectus Supplement relating to a Series of Certificates constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Applicable Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be furnished to the Depositor by such Underwriter), and each Underwriter confirms, on its behalf, that such statements are correct.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable, on grounds of public policy or otherwise, from the Depositor or the applicable Underwriter or is insufficient to hold harmless a party indemnified thereunder, the Depositor and the applicable Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Depositor any contribution received by the Depositor from persons, other than the applicable Underwriter, who may also be liable for contribution, including persons who control the Depositor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Depositor who signed the Applicable Registration Statement and directors of the Depositor) to which the Depositor and the applicable Underwriter may be subject (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information (or any amendments or supplements thereof), in such proportions as is appropriate to reflect the relative benefits received by the Depositor on one hand and the applicable Underwriter on the other from the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Depositor on one hand and the applicable Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information (or any amendments or supplements thereof) in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Underwriter that furnished such portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that in no case shall such Underwriter be responsible under this subparagraph (ii) for any amount in excess of the aggregate Purchase Price for the Offered Certificates.

The relative benefits received by the Depositor on one hand and the applicable Underwriter on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Depositor and (y) the underwriting discounts and commissions received by the applicable Underwriter, respectively, in each case as set forth in the Terms Agreement in respect of the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise. The relative fault of the Depositor on one hand and the applicable Underwriter on the other shall be determined by reference to, among other things, (A) in the case of clause (i) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor on one hand or the applicable Underwriter on the other, (B) in the case of clause (ii) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to any untrue statement or omission of a material fact in any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information (or any amendments or supplements thereof), and (C) in the case of either clause (i) or clause (ii) of the preceding paragraph, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Depositor and the applicable Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (x) except as otherwise provided in Section 7(d)(ii), in no case shall the applicable Underwriter be liable or responsible for any amount in excess of the underwriting discount set forth in the Terms Agreement relating to the Certificates as to which such losses, claims, damages, liabilities or expenses are claimed to arise, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Depositor who shall have signed the Applicable Registration Statement and each director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

8. Underwriter’s Use of Free Writing Prospectus. Each Underwriter acknowledges and agrees that, as to any Free Writing Prospectus prepared by any Underwriter, each non-preparing Underwriter shall not participate in the planning for the use of such Free Writing Prospectus in any manner.  Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the 1933 Act Regulations, solely as between it and the other Underwriters, each respective Underwriter shall be responsible only for: (i) the Definitive Free Writing Prospectus and any other Free Writing Prospectus prepared by the Depositor, as used in connection with the offering by such Underwriter to any investor, (ii) any Free Writing Prospectus prepared by such Underwriter, as used in connection with the offering by such Underwriter to any investor and (iii) any Free Writing Prospectus prepared by any other Underwriter, but only to the extent actually used in connection with the offering by such non-preparing Underwriter to any investor.

9. Default of an Underwriter. If any Underwriter or Underwriters participating in an Offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate purchase price of Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate purchase price of the Certificates then being purchased, you may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments as set forth in the applicable Terms Agreement (for all classes of Certificates), to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate purchase price of Certificates with respect to which such default or defaults occur is more than 10% of the aggregate purchase price of Certificates then being purchased, and arrangements satisfactory to you and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, the Terms Agreement as to which such offering relates will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties, and other statements of the Depositor or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter or the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Certificates and any termination of this Agreement or any Terms Agreement, including any termination pursuant to Section 10.

11. Termination.  You shall have the right to terminate any Terms Agreement at any time prior to the applicable Closing Date if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or Federal authority, or if a banking moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially and adversely affecting the distribution of the series of Certificates as to which such Terms Agreement relates shall have become effective; or if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in your judgment would be so materially adverse as to make it inadvisable to proceed with the Offering, sale and delivery of the Series of Certificates as to which such Terms Agreement relates on the terms contemplated in such Terms Agreement. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

12. Notices.  All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at 383 Madison Avenue, New York, New York 10179, Attention: General Counsel or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at 383 Madison Avenue, New York, New York 10179, Attention: Baron Silverstein; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

13. Successors.  This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto, and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder or thereunder.

14. Representation of Underwriters.  You will act for the several Underwriters in connection with each Offering of Certificates governed by this Agreement, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

15. Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

Very truly yours,

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.

By:	/s/ Joseph T. Jurkowski, Jr.
Name: Joseph T. Jurkowski, Jr.
Title: Vice President

The foregoing Underwriting Agreement hereby is confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.

By:	/s/ Mary P. Haggerty
Name: Mary P. Haggerty
Title: Senior Managing Director

SCHEDULE I (for multiple underwriters)

Underwriters

Name	Class	Class	Class	Class	Class
Bear, Stearns & Co. Inc.	$	$	$	$	$

[Other Underwriters]

Total

EXHIBIT A

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
_______________ Trust 20__-_
Mortgage Pass-Through Certificates, Series 20__-_

TERMS AGREEMENT

Dated: as of _____ __, 20__

To:	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re:	Underwriting Agreement dated _____ __, 20__

Underwriter:	Bear, Stearns & Co. Inc.

Series Designation:	Series 20__-_

Class Designation Schedule of the Certificates:

Terms of the Certificates:

Class	Original Principal Amount	Interest Rate
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]
$[__________]

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of ______ _, 20__ among Structured Asset Mortgage Investments II Inc., as depositor, _______________ as master servicer and securities administrator, EMC Mortgage Corporation, as sponsor and Depositor and _________________, as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry except for the _________________ Certificates which will be in certificated, fully registered form.

Distribution Dates: The[25th] day of each month or, if such [25th] day is not a business day, the next succeeding business day beginning on _____ __, 20__.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

Class	Ratings
	S&P	Moody’s

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $____________ (plus $_____________ in accrued interest).

Credit Enhancement: None other than ________________________ described in the related Prospectus Supplement.

Closing Date: _____ __, 20__.

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:	/s/ Mary P. Haggerty
Name:	Mary P. Haggerty
Title:	Senior Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.

By:	/s/ Joseph T. Jurkowski, Jr.
Name:	Joseph T. Jurkowski, Jr.
Title:	Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]

EXHIBIT B

Closing Opinion of Counsel to the Depositor

(See Closing Binder)

EXHIBIT C

FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information.  For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

(1)            Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

(2)            Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

(3)            Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

(4)            Static pool data-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor’s and/or servicer’s portfolio, prior transactions or the asset pool itself; and

(5)            Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios.  (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Bear Stearns Structured Products Inc. Trust 2007-R3
Grantor Trust Certificates, Series 2007-R3

TERMS AGREEMENT

Dated: as of October 24, 2007

To:            STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re:            Underwriting Agreement dated February 26, 2007

Underwriter:   Bear, Stearns & Co. Inc.

Series Designation:       Series 2007-R3.

Class Designation Schedule of the Grantor Trust Certificates: Class A-1 Grantor Trust Certificates.

Terms of the Certificates:

Class	Original Principal Amount	Interest Rate
Class A-1	$24,759,000	Variable

The Grantor Trust Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Grantor Trust Agreement, dated as of October 24, 2007, among Structured Asset Mortgage Investments II Inc., as depositor and Wells Fargo Bank N.A., as grantor trust trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry.

Distribution Date: The distribution date on the underlying securities. The distribution date on the underlying securities is the 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning on October 25, 2007.

Certificate Rating for the Grantor Trust Certificates Being Purchased by the Underwriters:

Class	Ratings S&P
Class A-1	AAA

Trust Assets: The underlying securities to be included in the Trust Fund is as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $            *            (plus $            *             in accrued interest).

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: October 24, 2007.
___________________
* Please contact Bear, Stearns & Co. Inc. for pricing information

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Grantor Trust Certificates as set forth herein.

BEAR, STEARNS & CO. INC. By: /s/ Mary P. Haggerty Name: Mary P. Haggerty Title: Senior Managing Director
Accepted: STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

[TPW: NYLEGAL:725517.2] 17297-00562  01/04/2008 12:40 PM

Annex A

UNDERLYING SECURITIES

Full Name of Series	Initial and Current Principal Balance	Principal Balance Included in Trust	Class % in Trust
Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class III-A-2 Certificates	$10,759,000	$10,759,000	100.00%
Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class A-4 Certificates	$134,917,000	$14,000,000	10.38%